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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2003

Huntsman International LLC
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	333-85141 (Commission File Number)	87-0630358 (IRS Employer Identification No.)
500 Huntsman Way Salt Lake City, Utah (Address of principal executive offices)	84108 (Zip Code)

Registrant's telephone number, including area code: (801) 584-5700

Not applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

        On April 11, 2003, Huntsman International LLC (the "Company") provided the following information:

        The Company believes that its EBITDA for the first quarter 2003 will be in line with EBITDA for the fourth quarter 2002, excluding the effects of (1) foreign exchange not allocated to the Company's business segments in each quarter, (2) restructuring charges in each quarter and (3) an asset write-down in the first quarter of 2003. In the first quarter of 2003, the Company expects to record an asset write-down of approximately $3 million, and restructuring charges of approximately $17 million related to a portion of an overall corporate cost reduction program that is expected to be implemented and recorded throughout 2003 in compliance with a recently adopted accounting standard.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN INTERNATIONAL LLC
/s/ J. KIMO ESPLIN J. KIMO ESPLIN Executive Vice President and Chief Financial Officer

Dated: April 11, 2003

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  Item 9. Regulation FD Disclosure.
SIGNATURES